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                                                                   Exhibit (h.4)

                                 SERVICE MODULE

                                       FOR

                            TRANSFER AGENCY SERVICES

                                     between

                                  BGI RECIPIENT

                                       and

                                  STATE STREET

                                                 BGI | State Street CONFIDENTIAL

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         This Transfer Agency Service Module (the "Transfer Agency Service
Module"), dated as of the 15th day of May, 2008 (the "Transfer Agency Service Module Effective Date"), is made and entered into by and between the BGI Recipients listed in Schedule 4-A (each a "BGI Recipient") and State Street Bank and Trust Company ("State Street"). BGI Recipients and State Street are collectively referred to as the "Parties" and individually as a "Party."

         WHEREAS, each BGI Recipient desires to appoint State Street as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and State Street desires to accept such appointment;

         WHEREAS, State Street is duly registered as a transfer agent as provided in Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         WHEREAS, the BGI Recipients are authorized to issue shares in separate series, with each such series representing interests in a separate BGI Fund; and

         WHEREAS, the BGI Recipients intend to offer shares of the BGI Funds listed in Schedule 4-A to this Transfer Agency Service Module in accordance with
Section 6 below;

         NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.       BACKGROUND.

1.1 Purpose. This Transfer Agency Service Module is made and entered into with reference to the following:

         (a) The BGI Recipients and State Street entered into a Master Services Agreement dated as of March 3, 2008 (the "Master Services Agreement"), via a Participation Agreement dated May 15, 2008, which will form the basis for the Parties understanding with respect to the terms and conditions applicable to this Service Module;

         (b) Except as otherwise specified herein, this Transfer Agency Service Module will incorporate the terms of the Master Services Agreement.

         (c) The Parties wish to enter into this Transfer Agency Service Module under and pursuant to the Master Services Agreement to cover the certain transfer agency services described in more detail in this Transfer Agency Service Module (including without limitation Schedule 4-B and C hereto), and the schedules hereto (the "Transfer Agency Services").

1.2 Objectives. Each BGI Recipient and State Street agree that the purposes and objectives of the Master Services Agreement apply to this Transfer Agency Service Module, subject to the limitations set forth therein.

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2.       OVERVIEW AND STRUCTURE.

2.1 Overview. Subject to the terms and conditions of the Master Services Agreement and this Transfer Agency Service Module, as of the Transfer Agency Service Module Effective Date, State Street shall provide the Transfer Agency Services described in this Transfer Agency Service Module and the schedules hereto to each BGI Recipient.

2.2 Schedules. This Transfer Agency Service Module shall include the following Schedules:

         Schedule 4-A         List of BGI Recipients
         Schedule 4-B         Service Levels
         Schedule 4-C         KPIs
         Schedule 4-D         Fee Schedule
         Schedule 4-E         Anti Money Laundering Program

3.       INITIAL TERM.

         The Initial Term of this Transfer Agency Service Module shall commence on the Transfer Agency Service Module Effective Date and shall continue until May 15, 2014, unless terminated earlier or extended in accordance with the terms of this Transfer Agency Service Module or the Master Services Agreement. This Transfer Agency Service Module shall automatically terminate upon the termination: of (a) the Master Services Agreement; or (b) the iGroup Module.

4.       TERMS OF APPOINTMENT.

         Subject to the terms and conditions set forth in this Transfer Agency Service Module, each BGI Recipient on behalf of the BGI Funds hereby employs and appoints State Street to act, and State Street agrees to act, as transfer agent for each BGI Fund's authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each BGI Fund ("Shareholders") and set out in the then currently effective prospectus(es) and statement(s) of additional information, as each may be amended from time to time (the "Prospectus") of each BGI Fund, including without limitation any periodic investment plan or periodic withdrawal program.

5.       DEFINITIONS.

         Unless otherwise defined in this Transfer Agency Service Module, defined terms used in this Transfer Agency Service Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement.

6.       PURCHASES AND REDEMPTIONS

6.1 Generally. State Street must duly process requests to purchase and redeem Shares of each BGI Fund in accordance with the provisions of
         Schedule 4-B and C hereto.

6.2 Suspended or Discontinued Sale. State Street shall not be required to issue any Shares of a BGI Fund where it has received a written instruction from the BGI Recipient or written notification

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         from any appropriate federal or state authority that the sale of the
         Shares of the BGI Fund(s) in question has been suspended or discontinued, and State Street shall be entitled to rely upon such written instructions or written notification.

7.       DISTRIBUTIONS

7.1 BGI Responsibilities. The BGI Recipient or its agent (which may be State Street or its affiliate) will notify State Street of the declaration of any dividend or distribution. The BGI Recipient or its agent (which may be State Street or its affiliate) shall furnish to State Street Proper Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined and the amount payable per share to Shareholders of record as of such record date and the total amount payable to State Street on the payment date.

7.2 Withholding of Payment. If State Street shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the BGI Recipient as of the record date, the Proper Instruction referred to in Section 7.1 above shall be deemed to be suspended until such time as State Street shall have received from the Custodian sufficient cash to make payment to all Shareholders of the BGI Recipient as of the record date.

8.       TAXES

         It is understood that State Street shall file such appropriate information returns concerning the payment of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by State Street Laws or State Street Known Laws to be filed by the BGI Recipient and State Street shall withhold such taxes, penalties or other sums as are required to be withheld by applicable State Street Laws or State Street Known Laws.

9.       BOOKS AND RECORDS

9.1 Record Retention. In addition to Section 12.5 (Record Maintenance and Retention) to the Master Services Agreement, State Street agrees that all records prepared and maintained by State Street pursuant to this Transfer Agency Service Module relating to the services to be performed by State Street hereunder will be preserved, maintained and made available in accordance with all applicable State Street Laws and State Street Known Laws that relate to the services provided by State Street under this Transfer Agency Service Module, which will be deemed to include Section 31 of the 1940 Act and Section 17 of the 1934 Act and the rules thereunder.

9.2 Required Records. Any records required to be maintained by Rule 31a-1 under the 1940 Act and Section 17AD-6 and 7 under the 1934 Act will be preserved for the periods and maintained in a manner prescribed under the Rules. All records maintained by State Street in connection with the performance of its duties under this Transfer Agency Service Module will remain the property of the BGI Recipient. Each BGI Recipient and its authorized representatives shall have reasonable access to its records relating to the services to be performed under this Transfer Agency Service Module at all times during State Street's normal business hours. Upon the reasonable request of a BGI Recipient, copies of any such records shall be provided promptly by State Street to the BGI Recipient or its authorized representatives. In the event of termination or expiration of this Transfer Agency Service Module Agreement, all records will be delivered to the BGI Recipient as of the date of termination or at such other time as may be mutually agreed upon by the Parties.

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9.3      Written Procedures. Written procedures applicable to the Services to be performed hereunder may be established from time to time by mutual agreement of the Parties.

10.      FEES

         The BGI Recipient will pay State Street the fees set forth in Schedule 4-D (Fee Schedule) hereto for the Transfer Agency Services provided by State Street under this Transfer Agency Service Module.

11.      REPRESENTATIONS AND WARRANTIES OF STATE STREET

         State Street represents and warrants to each BGI Recipient that State Street has adopted written policies and procedures that are reasonably designed to prevent violation of the "Federal Securities Laws" as such term is defined in Rule 38a-1 under the 1940 Act with respect to the Services to be provided to the BGI Recipient under this Transfer Agency Service Module.

12.      COVENANTS OF STATE STREET

12.1 State Street hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the BGI Recipient for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices.

12.2 In case of any requests or demands for the inspection of the Shareholder records of the BGI Recipient, State Street will endeavor to notify the BGI Recipient and to secure instructions from an authorized officer of the BGI Recipient as to such request or demand. State Street reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be subject to enforcement or other action by any court or regulatory body for the failure to exhibit the Shareholder records to such person.

12.3 State Street shall promptly notify the BGI Recipients in the event its registration as a Transfer Agent as provided in Section 17A(c) of the 1934 Act is revoked or if any proceeding is commenced before the Securities and Exchange Commission that may lead to such revocation.

12.4 In performing the services under this Transfer Agency Service Module, State Street shall at all times act in conformity with and be informed by: (a) the BGI Recipients' Formation Document and By-Laws, as the same may be amended from time to time; (b) the investment objectives, policies, restrictions and other practices set forth in the BGI Recipients' Prospectus(es), as the same may be amended from time to time, which amendments shall be provided to State Street promptly after such amendments become effective; and (c) all applicable requirements of the Securities Act of 1933, the 1940 Act, the USA PATRIOT Act of 2001 and any other laws, rules and regulations of governmental authorities with jurisdiction over State Street and all State Street Laws and State Street Known Laws, as such may be applicable to the provision of Transfer Agency Services by State Street.

13.      ADDITIONAL BGI FUNDS

         In the event that the BGI Recipient establishes one or more series or classes of Shares in addition to the series listed on Schedule 4-A hereto with respect to which it desires to have State Street render services as transfer agent under the terms hereof, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services (which agreement shall not be

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         unreasonably withheld) such series of Shares shall become a BGI Fund hereunder and Schedule 4-A shall be appropriately amended.

14.      SURVIVAL

         Notwithstanding anything to the contrary in this Transfer Agency Service Module, each Party's obligations under Sections 9 and 11 hereof shall continue and remain in full force and effect after the termination of this Transfer Agency Service Module. In addition, Sections 1, 2, 4 and 5 through 18 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

15.      NOTICES

         Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

               For a BGI Recipient:  Barclays Global Investors, N.A.
                                     400 Howard Street
                                     San Francisco, CA  94105
                                     Facsimile: (415) 618-5685
                                     Attention: Chief Operating Officer,
                                                Mutual Funds

               With Copy To:         Barclays Global Investors, N.A.
                                     400 Howard Street
                                     San Francisco, CA  94105
                                     Facsimile: (415) 618-5048
                                     Attention: Global General Counsel

               For State Street:     State Street Bank and Trust Company
                                     200 Clarendon Street
                                     Boston, MA  02116
                                     Facsimile: (617) 204-8651
                                     Attention: Mike Fontaine

               With Copy To:         State Street Bank and Trust Company
                                     US IS Mutual Funds Legal Division
                                     2 Avenue de Lafayette - 2nd Floor
                                     Boston, MA  02110
                                     Facsimile: (617) 662-2919
                                     Attention: Senior Managing Counsel,
                                                Legal Department

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16.      COMPLIANCE WITH BGI ANTI MONEY LAUNDERING PROGRAM

         State Street will comply with the BGI Anti Money Laundering Program in performing the Services under this Service Module, as further described in Schedule 4-E. Any modifications to the requirements of such Schedule will be subject to the Change Procedures.

17.      SINGLE AGREEMENT

         This Transfer Agency Service Module (including any exhibits, appendices and schedules hereto), the iGroup Module, the License Agreements and the Master Services Agreement constitute the entire agreement between State Street and the BGI Recipient as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Transfer Agency Service Module has been executed and delivered between State Street and the BGI Recipient.

18.      SERVICE LEVELS

         Schedules 4-B and C hereto set forth the Service Levels and Key Performance Indicators applicable to the Services under this Transfer Agency Service Module. State Street will perform the Services under this Transfer Agency Service Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

                            [Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agency Service
Module to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

iSHARES, Inc., on behalf of each of       STATE STREET BANK AND TRUST COMPANY
its series listed on Schedule 4-A


-----------------------------------       --------------------------------------
Name:                                     Name:  Joseph L. Hooley
Title:                                    Title: President and Chief Operating
                                                 Officer

iSHARES TRUST, on behalf of each of       MASTER INVESTMENT PORTFOLIO, on behalf
its series listed on Schedule 4-A.        of each of its series listed on
                                          Schedule 4-A.


-----------------------------------       --------------------------------------
Name:                                     Name:
Title:                                    Title:

BARCLAYS GLOBAL INVESTORS FUNDS,
on behalf of each of its series
listed on Schedule 4-A.


-----------------------------------
Name:
Title:

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